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                                                                    Exhibit 10.4

                  NON-COMPETITION AND CONFIDENTIALITY AGREEMENT

     THIS NON-COMPETITION AND CONFIDENTIALITY AGREEMENT ("Agreement") is made as of __________, ______, by __________________________________ ("Employee") in
favor of NN Ball & Roller, Inc., a Delaware corporation (the "Company").

                                   WITNESSETH

     WHEREAS, the Company manufactures and supplies precision steel balls and rollers to anti-friction bearing manufacturers, automotive original equipment manufacturers and the automotive aftermarket, the gas and mining industries, producers of drilling bits for oil, gas, and water wells and producers of stainless steel valves and pumps (the "Business"), and its customers are located in more than 25 different countries;

     WHEREAS, Employee is an employee "at will" with the Company and currently holds a management or executive position with the Company;

     WHEREAS, the Company is requiring that the Employee, as a condition to and in consideration of his continued employment, enter into this Agreement; and

     WHEREAS, the Employee desires to enter into this Agreement in order to maintain his employment with the Company.

     NOW, THEREFORE, in consideration of the foregoing premises, the continued employment of the Employee and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employee hereby agrees with the Company as follows:

     1. Term. For purposes of this Agreement, the "Term" shall mean the period commencing on the date hereof and continuing through the second anniversary of the date of the Employee's termination of employment with the Company for any reason.

     2.   Covenant Not to Compete.

     2.1 Employee's Knowledge. Employee acknowledges and agrees that he occupies a position of trust and confidence with Company and, in the course of his engagement with the Company, has become and will continue to become familiar with proprietary and confidential information concerning the Company. Employee acknowledges and agrees that his services are of a special, unique and extraordinary value to the Company and that the Company would be irreparably damaged if Employee were to provide similar services to any person or entity in violation of the provisions of this Agreement.

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     2.2  Non-Compete. Employee hereby agrees that, during the Term, he shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that competes in the Business anywhere in the world (the "Territory"); provided, however, that nothing contained herein shall be construed to prevent Employee from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Employee is not involved in the business of said corporation and if Employee does not own more than an aggregate of two (2%) percent of the stock of such corporation.

     2.3  Non-Solicitation. Without limiting the generality of the provisions of
Section 2.2 above; Employee hereby agrees that during the Term he will not, directly or indirectly, solicit (or participate as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity in any business which solicits), business from any person, firm, corporation or other entity that is a customer of the Company at the time of such solicitation, or from any successor in interest to any such person, firm, corporation or other entity, for the purpose of securing business or contracts relating to the Business.

     2.4 Interference with Relationships. During the Term, Employee shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity: (a) employ or engage, or solicit for employment or engagement, any person employed or engaged by the Company, or otherwise seek to influence or alter any such person's relationship with the Company, or (b) solicit or encourage any customer of the Company to terminate or otherwise alter his, her or its relationship with the Company.

     3. Confidential Information. (a) During the Term and at all times thereafter, Employee shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Company, furnish, make available or disclose to any third party or use for the benefit of himself or any third party, any "Confidential Information." As used in this Agreement, Confidential Information shall mean any information held in confidence by the Company and not freely available to the public which gives the Company an advantage over competitors in the Business, including, without

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limitation, sales or earnings figures, personnel matters, supplier and customer data and information relating to the Company's manufacturing processes, equipment and customer servicing methods; provided, however, that Confidential Information shall not include any information which otherwise is in the public domain or becomes known in the ball and roller industry through no wrongful act on the part of Employee. Employee acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company.

          (b) Employee hereby represents and warrants to the Company that at all times prior to the date hereof he has kept secret and retained in strictest confidence, and has not furnished, made available or disclosed to any third party or used for the benefit of himself or any third party, any Confidential Information.

     4. Judicial Modification. If any court of competent jurisdiction shall at any time deem the Term or any covenant contained herein too lengthy, or the Territory too extensive, the other provisions of this Agreement shall nevertheless stand, the Term shall be deemed to be the longest period permissible by law under the circumstances and the Territory shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the time period and/or Territory to permissible duration or size.

     5. Remedies. Employee acknowledges and agrees that the covenants set forth in the Agreement are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Employee breaches any of the terms of said covenants, and that in the event of Employee's actual or threatened breach of any such covenant, the Company will have no adequate remedy at law. Employee accordingly agrees that in the event of any actual or threatened breach by him of any of the covenants contained herein, the Company shall be entitled to immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company from pursing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

     6. Condition of Employment. The Company shall have no obligation to retain the Employee in its employ as a result of this Agreement, there shall be no inference as to the length of employment implied hereby, and the Company reserves the

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same rights to terminate the employment of the Employee as existed prior to the date hereof.

     7. Miscellaneous. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes any other agreements between the parties, written or oral, relating to the subject matter hereof. No amendment or modification of this Agreement and no waiver by any party of the breach of any covenant contained herein shall be binding unless executed in writing by the party against whom enforcement of such amendment, modification or waiver is sought. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original without production of the others. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to its choice of law provisions. In the event any provision or portion of any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction as applied to any fact or circumstance, the remaining provisions and portions of this Agreement and the same provision as applied to any other fact or circumstance shall not be affected or impaired thereby, and shall remain valid and enforceable. The terms "he", "his", and "him" are used herein generically for convenience only, and may, as appropriate, be considered to represent the terms "she", "hers" and "her".

     IN WITNESS WHEREOF, the Employee has caused this agreement to be duly executed in favor of the Company on the day and year first above written.

                                           By:__________________________________
                                              Employee
ACKNOWLEDGED

NN BALL & ROLLER, INC.

By:_______________________________